Exhibit 99.1

News Release

RAMBUS REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

•
Record quarterly revenue of $218.3 million, up 22% year over year, exceeding guidance range
•
GAAP diluted earnings per share of $0.69 and non-GAAP diluted earnings per share of $0.84, exceeding guidance range
•
Record product revenue of $114.3 million, up 15% quarter over quarter and 22% year over year
•
Expanded product and IP offerings for next-generation AI systems, including industry-leading PMIC for LPDDR6 SOCAMM2 and data center-class Root of Trust security IP

SAN JOSE, Calif. – October 26, 2026 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the third quarter ended September 30, 2026. Total revenue for the third quarter was $218.3 million, product revenue was $114.3 million, royalties revenue was $77.0 million and contract and other revenue was $27.0 million. GAAP diluted earnings per share was $0.69 and non-GAAP diluted earnings per share was $0.84. The Company also generated a record $102.5 million of cash from operating activities in the third quarter.

Management Commentary

“Rambus delivered record quarterly revenue and earnings that exceeded our guidance, with strong customer demand driving record product revenue and record cash from operations,” said Luc Seraphin, president and chief executive officer of Rambus. “We continue to expand our product and IP offerings to address the growing performance requirements of next-generation AI and data center infrastructure. Through ongoing execution on our roadmap and accelerating demand for our differentiated solutions, we expect an even stronger performance in Q4 and are well positioned to deliver long-term profitable growth and value for our stockholders.”

	GAAP		Non-GAAP (1)
Quarterly Financial Review	Three Months Ended September 30,		Three Months Ended September 30,
(In millions, except percentages and per share amounts)	2026	2025	2026	2025
Revenue
Product revenue	$114.3	$93.3	$114.3	$93.3
Royalties revenue	77.0	65.1	77.0	65.1
Contract and other revenue	27.0	20.1	27.0	20.1
Total revenue	218.3	178.5	218.3	178.5
Cost of product revenue	45.5	34.3	45.3	34.2
Cost of contract and other revenue	0.8	0.5	0.8	0.5
Amortization of acquired intangible assets (included in total cost of revenue)	1.1	1.7	—	—
Total operating expenses	87.3	78.7	70.0	64.6
Operating income	$83.6	$63.3	$102.2	$79.2
Operating margin	38%	35%	47%	44%
Net income	$74.6	$48.4	$91.7	$68.2
Diluted earnings per share	$0.69	$0.44	$0.84	$0.62

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

GAAP revenue for the quarter was $218.3 million, which exceeded the Company's guidance range of $210 million to $216 million. The Company had product revenue of $114.3 million, royalties revenue of $77.0 million and contract and other revenue of $27.0 million.

The Company had total GAAP cost of revenue of $47.4 million and operating expenses of $87.3 million. The Company also had total non-GAAP operating expenses of $116.1 million (including non-GAAP cost of revenue of $46.1 million). The Company had GAAP diluted earnings per share of $0.69 and non-GAAP diluted earnings per share of $0.84. The Company’s basic share count was 108 million shares and its diluted share count was 109 million shares.

Cash, cash equivalents, and marketable securities as of September 30, 2026 were $776.9 million, a decrease of $48.0 million as compared to June 30, 2026, mainly due to $135.4 million paid for repurchases of common stock and $11.2 million paid for capital expenditures, partially offset by $102.5 million cash provided by operating activities.

2026 Fourth Quarter Outlook

(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$227 - $233	$227 - $233
Product revenue	$127 - $133	$127 - $133
Royalties revenue	$68 - $74	$68 - $74
Contract and other revenue	$26 - $32	$26 - $32
Total operating costs and expenses (2)	$143 - $139	$124 - $120
Diluted earnings per share	$0.68 - $0.76	$0.84 - $0.92

(1)
See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.
(2)
Total operating costs and expenses include cost of sales and operating expenses.

For the fourth quarter of 2026, the Company expects revenue to be between $227 million and $233 million. The Company also expects product revenue to be between $127 million and $133 million, royalties revenue to be between $68 million and $74 million, and contract and other revenue to be between $26 million and $32 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects GAAP operating costs and expenses to be between $143 million and $139 million and non-GAAP operating costs and expenses to be between $124 million and $120 million. The Company expects interest and other income to be $6.5 million. These expectations also assume a GAAP tax rate of 17.5%, a non-GAAP tax rate of 16% and a diluted share count of 109 million shares, and exclude stock-based compensation expense of $18.2 million, amortization of acquired intangible assets of $1.0 million and other one-time adjustments of ($0.2) million.

Additionally, the Company expects GAAP diluted earnings per share to be between $0.68 and $0.76 and non-GAAP diluted earnings per share to be between $0.84 and $0.92.

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call will be audio, slides will be available online at investor.rambus.com, and a replay will be available for the next week at the following numbers: (833) 309-1852 (domestic) or +44 800-007-4044 (international) with ID# 254362271.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses, operating income, gross margin, operating margin, net income and diluted net income per share (diluted earnings per share). In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, restructuring charges, amortization of acquired intangible assets, facility closure costs, income tax adjustment, and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Restructuring charges. These charges include severance, exit costs and other related costs. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Facility closure costs. These charges consist of exit costs associated with building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Income tax adjustment. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 16 percent and 20 percent for 2026 and 2025, respectively, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus delivers industry-leading chips and silicon IP for data-intensive computing systems, focusing on data center and AI infrastructure. With over three decades of advanced semiconductor experience, our products and technologies address the critical bottlenecks between memory and processing to accelerate data-intensive workloads. By enabling greater bandwidth, efficiency and security across next-generation computing platforms, we make data faster and safer. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the fourth quarter of 2026 and related drivers, and the Company’s ability to effectively manage market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Sumeet Gagneja

Senior Vice President and Chief Financial Officer

(408) 462-8000

sgagneja@rambus.com

Source: Rambus Inc.

Rambus Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$110,531	$182,826
Marketable securities	666,376	579,005
Accounts receivable	142,149	137,476
Unbilled receivables	26,818	25,209
Inventories	87,235	44,098
Prepaids and other current assets	18,323	20,202
Total current assets	1,051,432	988,816
Intangible assets, net	5,711	10,171
Goodwill	286,812	286,812
Property and equipment, net	107,918	113,051
Operating lease right-of-use assets	13,702	17,112
Deferred tax assets	86,500	105,542
Other assets	6,157	8,041
Total assets	$1,558,232	$1,529,545

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,349	$35,915
Accrued salaries and benefits	20,372	22,044
Deferred revenue	32,391	29,980
EDA tools software licenses liability	14,795	14,884
Operating lease liabilities	5,645	6,310
Other current liabilities	15,543	11,441
Total current liabilities	112,095	120,574
Long-term operating lease liabilities	14,572	18,671
Long-term EDA tools software licenses liability	9,053	20,908
Other long-term liabilities	4,781	4,967
Total long-term liabilities	28,406	44,546
Total stockholders’ equity	1,417,731	1,364,425
Total liabilities and stockholders’ equity	$1,558,232	$1,529,545

Rambus Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2026	2025	2026	2025
Revenue:
Product revenue	$114,315	$93,342	$301,471	$250,976
Royalties	76,958	65,120	230,861	207,702
Contract and other revenue	27,016	20,051	73,531	58,708
Total revenue	218,289	178,513	605,863	517,386
Cost of revenue:
Cost of product revenue	45,458	34,337	118,762	97,338
Cost of contract and other revenue	753	531	2,659	1,708
Amortization of acquired intangible assets	1,164	1,724	4,459	5,158
Total cost of revenue	47,375	36,592	125,880	104,204
Gross profit	170,914	141,921	479,983	413,182
Operating expenses:
Research and development	49,355	49,511	150,683	138,462
Sales, general and administrative	37,684	29,155	107,616	85,328
Restructuring charges	223	—	3,543	—
Total operating expenses	87,262	78,666	261,842	223,790
Operating income	83,652	63,255	218,141	189,392
Interest income and other income (expense), net	7,162	6,327	21,373	16,411
Interest expense	(279)	(294)	(860)	(1,053)
Interest and other income (expense), net	6,883	6,033	20,513	15,358
Income before income taxes	90,535	69,288	238,654	204,750
Provision for income taxes	15,970	20,911	36,626	38,135
Net income	$74,565	$48,377	$202,028	$166,615
Net income per share:
Basic	$0.69	$0.45	$1.87	$1.55
Diluted	$0.69	$0.44	$1.84	$1.53
Weighted-average shares used in per share calculations:
Basic	107,644	107,622	108,032	107,483
Diluted	108,788	109,304	109,552	108,962

Rambus Inc.

Supplemental Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

	Three Months Ended September 30,
(In thousands, except per share amounts)	2026	2025
Cost of product revenue	$45,458	$34,337
Adjustment:
Stock-based compensation expense	(185)	(180)
Non-GAAP cost of product revenue	$45,273	$34,157

Total operating expenses	$87,262	$78,666
Adjustments:
Stock-based compensation expense	(16,936)	(14,026)
Restructuring charges	(223)	—
Facility closure costs	(78)	—
Non-GAAP total operating expenses	$70,025	$64,640

Operating income	$83,652	$63,255
Adjustments:
Stock-based compensation expense	17,121	14,206
Amortization of acquired intangible assets	1,164	1,724
Restructuring charges	223	—
Facility closure costs	78	—
Non-GAAP total operating income	$102,238	$79,185

Net income	$74,565	$48,377
Stock-based compensation expense	17,121	14,206
Amortization of acquired intangible assets	1,164	1,724
Restructuring charges	223	—
Facility closure costs	78	—
Income tax adjustment	(1,489)	3,867
Non-GAAP net income	$91,662	$68,174

Non-GAAP diluted earnings per share	$0.84	$0.62
Weighted-average shares used in non-GAAP diluted per share calculation	108,788	109,304

Rambus Inc.

Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates

(Unaudited)

2026 Fourth Quarter Outlook	Three Months Ended December 31, 2026
(In millions, except per share amounts)	Low	High
Forward-looking operating costs and expenses	$143.0	$139.0
Adjustments:
Stock-based compensation expense	(18.2)	(18.2)
Amortization of acquired intangible assets	(1.0)	(1.0)
Other	0.2	0.2
Forward-looking Non-GAAP operating costs and expenses	$124.0	$120.0

Forward-looking net income	$74.7	$82.9
Adjustments:
Stock-based compensation expense	18.2	18.2
Amortization of acquired intangible assets	1.0	1.0
Other	(0.2)	(0.2)
Income tax adjustment	(1.7)	(1.5)
Forward-looking Non-GAAP net income	$92.0	$100.4